EXHIBIT 99.1

Company Contact:
Stephen A. Heit,
Chief Financial Officer
800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES RESIGNATION OF DIRECTOR

East Rutherford, NJ, January 8, 2015: CCA Industries, Inc. (NYSE MKT: “CAW”) announced today the resignation of Jonathan Rothschild as a director of CCA Industries, Inc. effective December 31, 2014. Mr. Rothschild stated in his resignation letter, received by the Company on January 7, 2014, that his resignation was not the result of any disagreements with the Company. Stanley Kreitman, Chairman of the Board, stated “We thank Jonathan for his service as a director of the Company. His insight was valuable. We wish Jonathan well as he focuses on his business endeavors.”

About CCA Industries, Inc.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care, “ “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, and “Solar Sense” sun protection products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements regarding expectations with respect to future operating results, anticipated future cost savings, anticipated timing and cost of implementation of the operational changes described in this new release and the manner in which the operational changes described in this news release, and the timing of their implementation, may affect future operating results, are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved, and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act and otherwise under applicable law.